Exhibit 99.1

Altair Announces Private Placement Financing of $200 Million from Matrix Capital

Management Company LP

TROY, Mich. – September 27, 2021 – Altair (Nasdaq: ALTR), a global technology company providing software and cloud solutions in the areas of simulation, high-performance computing, data analytics and artificial intelligence today announced a private placement financing of $200 million from Matrix Capital Management Company LP, one of the Company’s largest stockholders, in exchange for 2,935,564 shares of its Class A common stock. Per the terms of the agreement, the shares will be subject to a 1-year lockup period.

“Matrix has long admired Altair’s innovative technology portfolio and world-class leadership team, and we believe the business is at a critical inflection point,” said David Goel, Managing General Partner of Matrix Capital Management. “As companies around the world exit the pandemic, the pressure on engineering teams to release new products and services has significantly intensified. Altair’s solutions are well positioned and critical to modern product development and innovation. We are excited to partner with Jim Scapa and his team to help support Altair’s next phase of growth.”

“We sincerely appreciate Matrix’s continued commitment to our ongoing success,” said James Scapa, Founder, Chairman and Chief Executive Officer of Altair. “This additional working capital will help us continue delivering outstanding products and services to our customers.”

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. The Company has agreed to have a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock issued in the private placement declared or deemed effective by the SEC no later than the one-year anniversary after the closing of the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Altair

Altair is a global technology company providing software and cloud solutions in the areas of simulation, high-performance computing, and artificial intelligence. Altair enables organizations across broad industry segments to compete more effectively in a connected world while creating a more sustainable future. To learn more, please visit www.altair.com.

About Matrix Capital Management

Matrix Capital Management is an investment firm which manages a concentrated portfolio of high conviction investments, in public and private companies. Matrix Capital focuses on businesses bringing forth disruptive technology and innovation with sustainable competitive advantages. Matrix Capital was co-founded in 1999 by David Goel and is based outside of Boston, Massachusetts.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, Altair’s future expectations, plans, and prospects. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Altair’s control. Altair’s actual results could differ materially from those stated or implied in our forward-looking statements due to a number of factors, including but not limited to, the risks detailed in Altair’s quarterly and annual reports filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Altair’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Altair undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Altair’s views as of any date subsequent to the date of this press release.

Media Relations

Altair

Dave Simon

248-614-2400 ext. 332

ir@altair.com

Investor Relations

The Blueshirt Group

Monica Gould

212-871-3927

ir@altair.com

Lindsay Savarese

212-331-8417

ir@altair.com